UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Randolph Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-37780	81-1844402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Cabot Place, Stoughton, Massachusetts 02072

(Address of principal executive offices)

(781) 963-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RNDB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2020, Randolph Bancorp, Inc. (the “Company”), the holding company for Envision Bank, issued a press release announcing its financial results for the three and nine months ended September 30, 2020. The Company’s press release is included as Exhibit 99.1 to this report.

The information set forth in this Item 2.02 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events.

On October 27, 2020 the board of directors of the Company authorized a new stock repurchase program (“Program”) under which the Company may purchase up to 552,000 shares of its common stock, representing approximately 10.0% of the Company’s outstanding common stock. The Program will be executed in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and will terminate of October 29, 2021 (unless terminated sooner).

Repurchases under the Program may be made in open market transactions. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to purchase any particular number of shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated October 27, 2020
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Randolph Bancorp, Inc.

	By:	/s/ William M. Parent
	Name: Title:	William M. Parent President and Chief Executive Officer
Date: October 27, 2020